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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  January 10, 2001


                                AUDIOHIGHWAY.COM
             (Exact name of registrant as specified in its charter)


         California                   1-14697                 77-0377306
(State or other jurisdiction       (Commission              (I.R.S. Employer
      of incorporation)            File Number)             Identification No.)

           20300 Stevens Creek Boulevard, Cupertino, California 95014 (Address of principal executive offices, including Zip Code)

                                 (408) 861-4000
              (Registrant's telephone number, including area code)


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This report on Form 8-K includes forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, such as statements regarding the Company's plans now that it has come under the jurisdiction of the Bankruptcy Court. Actual results may differ materially from those projected due to numerous factors, including: 1) actions taken by the bankruptcy judge; 2) the ability to locate purchasers for the Company's assets and to negotiate and close asset sales; 3) the prices at which the Company is able to sell assets; and 4) the possible availability of financing sources. Additional factors affecting whether forward-looking statements are realized may be found in the Company's Report on Form 10-KSB and Quarterly Report on Form 10-QSB, on file with the SEC.


ITEM 3.           BANKRUPTCY OR RECEIVERSHIP

         On January 10, 2001, the Company filed a voluntary Chapter 11 petition with the U.S. Bankruptcy Court for the Northern District of California, San Jose Division. The Chapter 11 case, designated Case No. 01-50102MSJ, has been assigned to the Honorable Marilyn Morgan, United States Bankruptcy Judge. The Board of the Company determined that it was in the best interests of the Company and its constituents that this action be taken.

         The filing stays creditors from collecting pre-petition debt and interest. Under the reorganization, the debtor remains in possession of current operations and assets during the reorganization period. Although the Company remains open to asset sale, acquisition and financing proposals, the Company commenced this Chapter 11 proceeding in order to preserve as much as possible the value of the Company's assets for the benefit of creditors and the Company's shareholders.

         The Company is in active negotiations with several entities interested in acquiring audiohighway.com's assets and/or providing capital to continue operations and services. The Company anticipates filing a plan of reorganization to restructure its debts in the near future.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Date:    January 11, 2001

                                         audiohighway.com



                                         By:     /s/ Nathan M. Schulhof
                                              ----------------------------------
                                              Nathan M. Schulhof
                                              PRESIDENT AND
                                              CHIEF EXECUTIVE OFFICER